Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp. PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Eight

SEI Reports Fourth-Quarter 2005 Results

Net Income up 19%, Revenues Increase 11%

OAKS, Pa., February 1, 2006 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for fourth-quarter 2005, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview

(In thousands, except earnings per share)

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2005	2004	%	2005	2004	%
Revenues	$203,587	$182,968	11%	$773,007	$692,269	12%
Net Income Before Taxes	80,335	67,453	19%	295,209	265,131	11%
Net Income	51,255	43,001	19%	188,344	169,021	11%
Diluted Earnings Per Share	$.50	$.41	22%	$1.83	$1.60	14%

“We are satisfied with the results for both the quarter and the year, especially since we are in the heart of the build phase of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“These investments promise to both transform our company, giving us even larger markets for growth, as well as provide our clients with increased opportunities for success. In the long run, we remain firm in our belief that what we are doing will position us to grow future revenues and profits more rapidly.”

Summary of Fourth-Quarter and Year-to-Date Results by Business Segment

(In thousands)	For the Three Month Period Ended December 31,			For the Twelve Month Period Ended December 31,
	2005	2004	%	2005	2004	%
Private Banking and Trust:
Revenues	$70,089	$72,468	(3%)	$281,810	$290,605	(3%)
Operating Profit	$23,920	$27,722	(14%)	$100,093	$114,527	(13%)
Operating Margin	34%	38%		36%	39%
Investment Advisors:
Revenues	54,447	48,153	13%	205,652	180,351	14%
Operating Profit	29,724	26,379	13%	110,544	98,684	12%
Operating Margin	55%	55%		54%	55%
Enterprises:
Revenues	24,738	19,199	29%	87,677	69,816	26%
Operating Profit	12,044	8,880	36%	40,491	32,048	26%
Operating Margin	49%	46%		46%	46%
Money Managers:
Revenues	23,514	20,436	15%	87,595	76,907	14%
Operating Profit	4,233	4,206	1%	14,456	14,663	(1%)
Operating Margin	18%	21%		17%	19%
Investments in New Businesses:
Revenues	30,799	22,712	36%	110,273	74,590	48%
Operating Loss	(4,729)	(6,559)	28%	(19,733)	(20,319)	3%
Operating Margin	(15%)	(29%)		(18%)	(27%)
Consolidated Segment Totals:
Revenues	$203,587	$182,968	11%	$773,007	$692,269	12%
Operating Profit	$65,192	$60,628	8%	$245,851	$239,603	3%
Operating Margin	32%	33%		32%	35%

Fourth-Quarter Business Commentary:

•	Private Banking & Trust lagged year-ago levels on revenues and profits.

•	The Investment Advisors, Enterprises, Money Managers and Investments in New Businesses segments reported revenue gains versus year-ago levels. This was fueled by stronger capital markets and, in most segments, new sales.

•	Consolidated operating margins lagged year-ago levels, due primarily to increased rate of investment and operational spending necessary to deliver new company strategies and solutions, as well as costs directly associated with new revenue.

•	During Fourth Quarter 2005, SEI recognized $4.25 million in expense as part of a previously disclosed litigation settlement. This affected all five Business Segments with approximately $1.8 million allocated to Private Banking, $1.0 million to both Advisors and Investments in New Business with the remainder spread between Enterprise and Money Managers.

•	Assets under management grew by $10.0 billion during the Fourth Quarter to $148.5 billion. This growth included $4.6 billion from the unconsolidated affiliate and $5.4 billion from the business segments.

•	In the Fourth quarter, SEI purchased 910,000 shares of its common stock for $35.1 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EST on February 1, 2006. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 815520.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of asset management services and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending December 31, 2005, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $312.1 billion in mutual fund and pooled assets, manages $148.5 billion in assets, and operates 22 offices in 12 countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended December 31,
	2005	2004
Revenues	$203,587	$182,968
Operating and development expenses	102,814	89,009
Sales and marketing expenses	35,581	33,331
General and administrative expenses	8,567	7,502

Income before interest and taxes	56,625	53,126
Equity in earnings of unconsolidated affiliate	21,000	14,169
Net loss on investments	(132)	(882)
Interest income	2,628	1,524
Interest expense	(353)	(484)
Other income	567	—

Income before taxes	80,335	67,453
Income taxes	29,080	24,452

Net income	$51,255	$43,001

Diluted earnings per common share	$.50	$.41

Shares used to calculate diluted earnings per common share	101,872	105,340

Basic earnings per common share	$.52	$.42

Shares used to calculate basic earnings per common share	99,105	102,391

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Twelve Months Ended December 31,
	2005	2004
Revenues	$773,007	$692,269
Operating and development expenses	393,954	321,298
Sales and marketing expenses	133,202	131,368
General and administrative expenses	33,898	30,153

Income before interest and taxes	211,953	209,450
Equity in earnings of unconsolidated affiliate	74,818	45,711
Net gain on investments	87	3,848
Interest income	8,367	4,545
Interest expense	(1,524)	(2,112)
Other income	1,508	3,689

Income before taxes	295,209	265,131
Income taxes	106,865	96,110

Net income	$188,344	$169,021

Diluted earnings per common share	$1.83	$1.60

Shares used to calculate diluted earnings per common share	103,138	105,866

Basic earnings per common share	$1.88	$1.63

Shares used to calculate basic earnings per common share	100,371	103,399

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	December 31, 2005	December 31, 2004
Assets
Cash and short-term investments	$130,378	$216,966
Restricted Cash	10,000	14,386
Receivables	128,545	108,795
Other current assets	37,053	15,532

Total current assets	305,976	355,679
Property and Equipment, net	114,505	113,640
Investments available for sale	54,632	39,817
Capitalized Software, net	116,670	55,830
Other assets	65,364	50,509

Total assets	$657,147	$615,475

Liabilities
Current liabilities	$167,470	$163,569
Long-term debt	9,000	14,389
Long-term deferred gain	—	1,472
Deferred income taxes	58,989	32,103
Shareholders’ Equity	421,688	403,942

Total liabilities and shareholders’ equity	$657,147	$615,475

SEI Investments Business Segments

(In thousands)

	Three Months ended Dec. 31,		Twelve Months ended Dec. 31,
	2005	2004	2005	2004
Private Banking and Trust:
Revenues
Investment processing fees	57,511	58,627	230,179	225,229
Fund processing fees	3,928	4,889	17,295	30,177
Investment management fees	8,650	8,952	34,336	35,199

Total Revenues	70,089	72,468	281,810	290,605
Operating and development expenses	37,191	34,165	145,846	135,465
Sales and marketing expenses	8,978	10,581	35,871	40,613

Operating Profit	23,920	27,722	100,093	114,527
Operating Margin	34%	38%	36%	39%
Investment Advisors:
Revenues	54,447	48,153	205,652	180,351
Operating and development expenses	18,760	15,729	70,371	53,853
Sales and marketing expenses	5,963	6,045	24,737	27,814

Operating Profit	29,724	26,379	110,544	98,684
Operating Margin	55%	55%	54%	55%
Enterprises:
Revenues	24,738	19,199	87,677	69,816
Operating and development expenses	6,568	5,582	25,578	19,333
Sales and marketing expenses	6,126	4,737	21,608	18,435

Operating Profit	12,044	8,880	40,491	32,048
Operating Margin	49%	46%	46%	46%
Money Managers:
Revenues	23,514	20,436	87,595	76,907
Operating and development expenses	15,341	12,394	58,774	47,885
Sales and marketing expenses	3,940	3,836	14,365	14,359

Operating Profit	4,233	4,206	14,456	14,663
Operating Margin	18%	21%	17%	19%
Investments in New Businesses:
Revenues	30,799	22,712	110,273	74,590
Operating and development expenses	24,954	21,139	93,385	64,762
Sales and marketing expenses	10,574	8,132	36,621	30,147

Operating Loss	(4,729)	(6,559)	(19,733)	(20,319)
Operating Margin	(15%)	(29%)	(18%)	(27%)
Consolidated Segment Totals:
Revenues	$203,587	$182,968	$773,007	$692,269
Operating and development expenses	102,814	89,009	393,954	321,298
Sales and marketing expenses	35,581	33,331	133,202	131,368

Operating Profit	$65,192	$60,628	$245,851	$239,603
Operating Margin	32%	33%	32%	35%
General and Administrative expenses	8,567	7,502	33,898	30,153
Income from Operations	$56,625	$53,126	$211,953	$209,450
Operating Margin	28%	29%	27%	30%

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Dec. 31, 2004	Mar. 31, 2005	Jun. 30, 2005	Sep. 30, 2005	Dec. 31, 2005
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,780	$2,427	$2,495	$2,504	$2,363
Collective Trust Fund prgm.	1,518	1,574	1,700	1,704	1,657
Liquidity funds	7,503	7,406	7,442	7,668	7,485

Total assets under mgmt.	$11,801	$11,407	$11,637	$11,876	$11,505
Client assets under admin.	35,986	33,703	33,837	28,304	27,106

Total assets under admin.	$47,787	$45,110	$45,474	$40,180	$38,611
Investment Advisors:
Equity/Fixed Income prgms.	$27,706	$27,371	$27,883	$29,219	$29,800
Collective Trust Fund prgm.	2,521	2,513	2,610	2,623	2,479
Liquidity funds	1,026	1,113	1,018	1,047	1,139

Total assets under mgmt.	$31,253	$30,997	$31,511	$32,889	$33,418
Enterprises:
Equity/Fixed Income prgms.	$17,283	$17,926	$18,273	$19,266	$21,377
Collective Trust Fund prgm.	1,023	994	1,001	1,013	1,172
Liquidity funds	3,406	2,976	2,836	2,389	3,153

Total assets under mgmt.	$21,712	$21,896	$22,110	$22,668	$25,702
Money Managers:
Equity/Fixed Income prgms.	$18	$12	$12	$13	$11
Collective Trust Fund prgm.	7,097	7,634	8,108	8,524	8,770
Liquidity funds	208	182	167	185	412

Total assets under mgmt.	$7,323	$7,828	$8,287	$8,722	$9,193
Client assets under admin.	124,648	127,638	141,199	150,707	130,526

Total assets under admin.	$131,971	$135,466	$149,486	$159,429	$139,719
Investments in New Businesses:
Equity/Fixed Income prgms.	$15,566	$17,774	$19,137	$18,873	$20,627
Liquidity funds	179	228	255	318	312

Total assets under mgmt.	$15,745	$18,002	$19,392	$19,191	$20,939
Client assets under admin.	7,003	6,253	7,296	6,841	5,894

Total assets under admin.	$22,748	$24,255	$26,688	$26,032	$26,833
Unconsolidated Affiliate:
Equity/Fixed Income prgms.	$32,556	$33,781	$37,740	$43,192	$47,781
Consolidated:
Equity/Fixed Income prgms (A,B)	$95,909	$99,291	$105,540	$113,067	$121,959
Collective Trust Fund prgm.	12,159	12,715	13,419	13,864	14,078
Liquidity funds (B)	12,322	11,905	11,718	11,607	12,501

Total assets under mgmt.	$120,390	$123,911	$130,677	$138,538	$148,538
Client assets under admin.	167,637	167,594	182,332	185,852	163,526

Total assets	$288,027	$291,505	$313,009	$324,390	$312,064

(A)	Equity/Fixed Income programs include $2,635 of assets invested in SEI’s Asset Allocation Funds at 12/31/05

(B)	In addition to the numbers presented, SEI also administers an additional $11,118 in Funds of Funds assets (as of December 31, 2005) on which SEI does not earn an administration fee.